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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement                 [ ] Confidential, For Use of the
                                                    Commission Only (as
[ ] Definitive Proxy Statement                      permitted by Rule
                                                    14a-6(e)(2))
[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12


                            MERCER INTERNATIONAL INC.
                (Name of Registrant as Specified in its Charter)



                           GREENLIGHT CAPITAL, L.L.C.
                            GREENLIGHT CAPITAL, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



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                                EXPLANATORY NOTE

         Greenlight Capital, LLC, a Delaware limited liability company ("Greenlight LLC"), and Greenlight Capital, Inc., a Delaware corporation (together with Greenlight LLC, "Greenlight"), are filing the material contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies in support of electing Greenlight nominees to the board of trustees of Mercer International Inc. ("Mercer") at the 2003 annual meeting of the shareholders of Mercer.

                         (GREENLIGHT CAPITAL, INC. LOGO)

                 GREENLIGHT CAPITAL ANNOUNCES PROXY CONTEST FOR
                        MERCER INTERNATIONAL BOARD SEATS

        COMPANY'S LARGEST SHAREHOLDER NOMINATES INDEPENDENT BOARD MEMBERS

New York, NY; June 23, 2003: Greenlight Capital, Inc., ("Greenlight") filed a preliminary proxy statement with the Securities and Exchange Commission on June 20, 2003, nominating Guy W. Adams, 52, and Saul E. Diamond, 37, for the Board of Trustees of Mercer International, Inc. (Nasdaq: MERCS) ("Mercer"). Mercer's Board of Trustees currently has seven members, two of whom are scheduled to be elected at the company's annual meeting of shareholders on July 15, 2003.

Greenlight, an investment management firm with a focus on long-term value investing, has been an investor in Mercer since August 1997. Greenlight owns 14.9% of Mercer's shares outstanding, and has been the company's largest shareholder since 2000.

Greenlight believes that Mercer's Board of Trustees, which did not meet in 2000, 2001 or 2002 according to company filings, has failed to supervise the actions of its top executives, allowed questionable business transactions involving company assets which were not in the best interests of shareholders, and blatantly ignored basic corporate governance principles designed to protect shareholders. This has resulted in a lack of investor confidence in the company and poor financial performance.

Mercer's stock is currently trading at its lowest historical price range. The stock's five-year total return for the period ended December 31, 2002 has been -37.0%, versus -13.1% for the Nasdaq market index and +9.6% for the industry index used by Mercer for comparison purposes. Greenlight believes that with proper governance and active commitment by the two new independent trustees to build shareholder value, Mercer can restore investor confidence and properly focus management on delivering financial performance.

"We want truly independent board members who will protect shareholders, not rubber stamp management dealings," said Daniel Roitman, Chief Operating Officer of Greenlight Capital. "We believe Mercer shareholders would benefit from independent board oversight that has been lacking. As Mercer's largest shareholder, we're forced to take a leadership role in representing the interests of all shareholders. Mercer has valuable assets and the ability to deliver solid earnings. Mr. Diamond and Mr. Adams are talented professionals who will work to create a bright future for Mercer and its shareholders, and stop the excessive losses shareholders have experienced."

Guy W. Adams is the managing director of GWA Capital Partners, LLC, a position he has held since 2002. From July 2001 until May 2002, Mr. Adams served as a director of Lone Star Steakhouse & Saloon after unseating the CEO and Chairman of the Board in 2001 in a contested election. Lone Star's shares appreciated sharply during his tenure, after years of poor performance. Mr. Adams earned an MBA from Harvard Business School in 1984 and a Bachelor of Science in Engineering from Louisiana State University in 1974.

Saul E. Diamond is a principal of Diamond Capital Partners, which he founded in April 2002. Diamond Capital Partners is a middle market private equity and advisory firm. From 1996 to 2002, Mr. Diamond was a principal with Value Added Capital, LLC, a New York based private equity firm. Mr. Diamond holds


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an MBA in Finance and Management from Columbia Business School and a Bachelor of
Arts in Liberal Arts from Northwestern University. In addition, from 1996 to 2002, Mr. Diamond was a director of Kane Magnetics International, Inc., a privately held manufacturer of permanent magnets and magnetic systems.

Mercer is a pulp and paper manufacturing company with operations in Europe.

Akin Gump Strauss Hauer & Feld LLP has been retained as Greenlight's legal counsel.

IMPORTANT INFORMATION:

On June 20, 2003, Greenlight filed with the Securities and Exchange Commission (the "Commission") a preliminary proxy statement in connection with the election of the nominees of Greenlight (the "Greenlight Nominees") to the Mercer Board of Trustees at the Mercer 2003 annual meeting of shareholders. Greenlight will prepare and file with the Commission a definitive proxy statement regarding the election of the Greenlight Nominees and may file other proxy solicitation material regarding the election of the Greenlight Nominees. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. The definitive proxy statement will be sent to shareholders of Mercer seeking their support of the election of the Greenlight Nominees to the Mercer Board of Trustees. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed by Greenlight with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free by writing to Greenlight at 420 Lexington Avenue, Suite 1740, New York, New York 10170, or by contacting D.F. King & Co., Inc. at 800-848-3416.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Mercer shareholders is available in the preliminary proxy statement filed by Greenlight with the Commission on Schedule 14A on June 20, 2003.

This document expresses Greenlight's opinions and beliefs. In addition, the Greenlight Nominees' plans for Mercer could change after election based on the exercise of their fiduciary duties to the shareholders of Mercer in light of their knowledge and the circumstances at the time.


CONTACT INFORMATION:

INVESTORS:
Thomas Long / Richard Grubaugh
D.F. King & Co., Inc.
(800) 848-3416

MEDIA:
Steve Frankel / Ed Rowley
The Abernathy MacGregor Group
(212) 371-5999